Exhibit 23

Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 23, 2011, included in this Annual Report of the Post Properties, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2010, into the Plan’s previously filed Registration Statement No. 333-163894 on Form S-8.

Atlanta, Georgia	/s/ Gifford, Hillegass & Ingwersen, LLP
June 23, 2011	Gifford, Hillegass & Ingwersen, LLP

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